UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Value Exchange International, Inc.

(Name of Registrant as Specified In Its Charter)

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VALUE EXCHANGE INTERNATIONAL, INC.

Unit 602, Block B, 6 Floor,

Shatin Industrial Centre, 5-7 Yuen Shun Circuit,

Shatin, N.T., Hong Kong

Telephone: (852) 2950 4288

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT OF THE SHAREHOLDERS

(“NOTICE”)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

Dear Holders of Shares of Common Stock (“Shareholders” or “you”): We are furnishing this Notice and the accompanying Information Statement to the holders of shares of Common Stock, $0.00001 par value, (“Common Stock”) of Value Exchange International, Inc., a Nevada corporation (the “Company” or “we” or “our” or “us”), for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations under the Exchange Act. This Notice and following Information Statement are being mailed or sent to Shareholders on or about June 22, 2021.

The purpose of this Notice and the accompanying Information Statement is to notify our Shareholders that effective on June 12, 2021, the holders of shares of the Company’s Common Stock representing over 50% of the outstanding shares and voting power of the Common Stock, as of the record date, executed a written consent in lieu of holding a 2021 annual meeting of shareholders (the “Majority Shareholder Consent”), approving the following matters, which had previously been approved by the Board of Directors of the Company (“Board”) and recommended by the Board for approval by the Shareholders holding more than 50% of the issued shares of Common Stock (“Majority Shareholders”). Each share of Common Stock has one vote on all matters presented for approval by Shareholders. Each of the actions described below (“Corporate Actions”) was approved by the Majority Shareholders by the Majority Shareholder Consent:

1.Election of the following five nominees of the Company management for election to the Board of Directors for the term commencing upon their election and assumption of office until the election and assumption of office by their successors at the 2022 election of directors:

a.Kenneth Tan (Chief Executive Officer of Company)

b.Calinda Lee (employee of Company)

c.Johan Pehrson (independent director)

d.Lum Kan Fai (aka Vincent Lum) (non-exécutive/non-employee director)

e.Edmund Yeung (independent director)

f.Bella Tsang. (Secretary of Company)

2.Ratification of the appointment of Zhen Hui Certified Public Accountants, as our public auditor for the fiscal year ending December 31, 2021.

3.Conducted a non-binding, advisory vote on compensation of named executives, which compensation was approved.

4.Conducted a non-binding, advisory vote on the frequency of future advisory votes on compensation of named executives - a three-year frequency being approved.

We appreciate your continued support of the Company.

By Order of the Board of Directors,

By: /s/ Kenneth Tan

Kenneth Tan, Chief Executive Officer, President and Director

Dated: June 21, 2021

VALUE EXCHANGE INTERNATIONAL, INC.

Unit 602, Block B, 6 Floor,

Shatin Industrial Centre, 5-7 Yuen Shun Circuit,

Shatin, N.T., Hong Kong

Telephone: (852) 2950 4288

Web Site: https://www.vei-i.com

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SINCE THE REQUIRED MAJORITY OF THE OUTSTANDING SHARES OF OUR VOTING STOCK HAVE APPROVED THE CORPORATE ACTIONS DESCRIBED BELOW, WE ARE NOT SOLICITING YOUR VOTE NOR SEEKING YOUR PROXY WITH REGARD TO THE CORPORATE ACTIONS. YOU ARE URGED TO READ THE INFORMATION STATEMENT IN ITS ENTIRETY FOR A MORE DETAILED DESCRIPTION OF THE CORPORATE ACTIONS TAKEN.

This Information Statement is furnished to the holders of shares of Common Stock, $0.00001 par value, (“Common Stock”) of Value Exchange International, Inc., a Nevada corporation (the “Company”, “we”, “our” or “us”) as of May 17, 2021 (“Record Date”) and pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Regulation 14C and Schedule 14C promulgated under the Exchange Act, in connection with the approval by the Board of Directors of the Company and the approval by “Majority Shareholder Written Consent” (as defined in above Notice) as of June 12, 2021 (“Approval Date”) of the following corporate actions (“Corporate Actions”), being:

1.Election of the following five nominees of the Company management for election to the Board of Directors for the term commencing upon their election and assumption of office until the election and assumption of office by their successors at the 2022 election of directors:

a. Kenneth Tan (Chief Executive Officer of Company)

b. Calinda Lee (employee of Company)

c. Johan Pehrson (independent director)

d. Lum Kan Fai (aka Vincent Lum) (non-executive/non-employee director)

e. Edmund Yeung (independent director)

f. Bella Tsang. (Secretary of Company)

2.Ratification of the appointment of Zhen Hui Certified Public Accountants, as our public auditor for the fiscal year ending December 31, 2021.

3.Conducted a non-binding, advisory vote on compensation of named executives, which compensation was approved.

4.Conducted a non-binding, advisory vote on the frequency of future advisory votes on compensation of named executives - a three-year frequency being approved.

Our Board of Directors (“Board”) unanimously approved the Corporate Actions and recommended Shareholders vote for all Corporate Actions on May 14, 2021 (“Board Approval Date”). Subsequent to approval by our Board of the Corporate Actions, the “Majority Shareholders” (as defined in above Notice) approved all of the Corporate Actions by Majority Shareholder Written Consent. Since the Board and the Majority Shareholders have voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken.

The above Notice and this Information Statement are being sent to all of our Shareholders of the Record Date on or about June 22, 2021. In accordance with Rule 14c-2 of the Exchange Act, the Corporate Actions listed on the above Notice will be effective no earlier than twenty (20) days after this Information Statement has been made available to our shareholders, which date of effectiveness is estimated to be July 13, 2021.

No Dissenters’ Rights. There is no dissenters’ or appraisal rights under Nevada laws or under Company’s charter or bylaws for the Corporate Actions.

Outstanding Shares of Common Stock. As of the Record Date, there were 36,156,130 shares of Common Stock issued. The Company’s authorized capital stock consists of 100,000,000 shares of Common Stock and 100,000,000 shares of serial preferred stock. There are no shares of preferred stock issued.

This Information Statement is also available at http://www.vei-i.com. Shareholders may also request a copy of the Information Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2020, and Amendment Number One thereto, (collectively, “Annual Report”) by contacting our main office at: Value Exchange International, Inc., Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit, Shatin, N.T., Hong Kong SAR, Telephone: (852) 2950 4288, email: 65.veii.cg@value-exch.com. Shareholders who have opted for receipt of these materials by email will receive these materials by email. See also: Additional Information below.

Because the Corporate Actions have already been approved by the Majority Shareholders, you are not required to take any action. This Information Statement provides to you notice that the Corporate Actions has been approved. You will receive no further notice of the approval nor of the Effective Date of the Corporate Actions other than pursuant to reports which the Company will be required to file with the Securities and Exchange Commission in the future.

The Company’s Common Stock is quoted on the OTCQB market tier of the OTC Markets Group Inc. under the symbol “VEII.”

GENERAL INFORMATION

FORWARD-LOOKING STATEMENTS. This Information Statement contains “forward-looking statements.” These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1A of the Annual Report, as filed with the Securities and Exchange Commission on March 31, 2021 and amended on April 13, 2021.

CERTAIN DEFINITIONS

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” refer specifically to Value Exchange International, Inc. and its consolidated subsidiary. For purposes of this Information Statement: (1) “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; (2) “SEC” or the “Commission” refers to the U.S. Securities and Exchange Commission; and (3) “Securities Act” refers to the Securities Act of 1933, as amended.

FREQUENTLY ASKED QUESTIONS

Why am I receiving these materials? The Company is sending you this Information Statement to inform you of corporate actions approved by the Board and recommended by the Board for approval by the Shareholders and then approved by the written consent of holders of the shares of Common Stock representing more than 50% of the issued and outstanding shares of the Common Stock. Each share of Common Stock is entitled to one vote on all matters presented for approval. Shareholders do not need to take any actions in respect of the Corporate Actions.

Is this a Proxy Statement? No. This is not a proxy statement. Company is not asking Shareholders for a proxy and Shareholders are requested not to send us a proxy.

What vote is required to approve each proposed corporate action? Each of the Corporate Actions requires the approval of Shareholders representing more than 50% of the issued and outstanding shares of Common Stock as of the Record Date. Written consents representing over 50% of the voting power of the issued and outstanding shares of Common Stock that are eligible to vote on or consent to the Corporate Actions were received by the Company and approved all Corporate Actions without a vote against and without an abstention. As such, no shareholders meeting is required to approve the Corporate Actions. Nevada laws permit approval of corporate actions by written consent of shareholders.

Commission rules require the Company to conduct a non-binding, advisory shareholder vote on Say on Pay compensation of top executives, being the Chief Executive Officer and Chief Financial Officer, (“Named Executives”) and on whether the advisory vote on Named Executives’ compensation should occur every one, two, or three years. These two votes (which are often referred to as “Say on Pay” vote) are not binding on the Board. However, the Board takes Shareholders’ feedback seriously and it will review and consider the voting results when evaluating the Company’s executive compensation program. The next vote on frequency of vote on named executive officer compensation will occur in 2027.

What is the purpose of the proposals? Under its by-laws and Nevada laws, the Company has to periodically elect directors. We also routinely seek shareholder ratification of the appointment of a public auditor as part of our policy of seeking qualified and independent public auditors and seeking shareholder ratification of our selection. Commission rules require the vote on Say on Pay.

Why is there no Annual Meeting of Shareholders? Fewer than 10 Shareholders have sufficient votes to approve or reject any of the proposed corporate actions by written consent. Nevada law allows the Company to approve these proposals by written consent. As such, holding an annual or special meeting of shareholders, while has certain ancillary benefits, is not necessary to approve or reject the proposed corporate actions. A written consent avoids the cost of holding a Shareholders' meeting, which cost is significant for a smaller reporting company like the Company.

Who is paying for the preparation and mailing of the Information Statement? The cost of preparing and mailing the Information Statement will be borne entirely by the Company. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and the Company will, upon request, reimburse them for their expenses in so doing. The Company estimates the cost of preparing and mailing the Information Statement to be $6,800.00.

What was the recommendation of the Board of Directors on each of the corporate actions? THE BOARD OF DIRECTORS APPROVED AND RECOMMENDED SHAREHOLDER APPROVAL OF ALL CORPORATE ACTIONS. FOR FREQUENCY OF VOTE ON SAY ON PAY, BOARD OF DIRECTORS RECOMMENDED A THREE-YEAR FREQUENCY OF VOTE TO MAJORITY SHAREHOLDERS.

What is being delivered to Shareholders (Householding)? Only one Information Statement is being delivered to multiple Shareholders sharing an address unless we have received contrary instructions from one or more of the Shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a Shareholder at a shared address to which a single copy of the Information Statement was delivered. If multiple stockholders sharing an address have received one copy of the Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notifications to or call our principal executive offices. Additionally, if current Shareholders with a shared address wish to receive a separate copy of this Information Statement, or if the Shareholder received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to Shareholders at the shared address, notification of that request may also be made by mail, email, or telephone call to our principal executive offices as follows: Value Exchange International, Inc., ATTN: Shareholder Inquiries, Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit, Shatin, N.T., Hong Kong SAR, Telephone: (852) 2950 4288, email: 65.veii.cg@value-exch.com.

If Shareholders wish to reduce the Company’s cost of sending materials to Shareholders, please contact Company at the above email or telephone number for a consent form.

What do I need to do now? Nothing. These materials are provided to inform you and do not require or request you to do anything.

Effectiveness of Corporate Actions. The corporate actions will be effective within 20 days after the Information Statement is mailed or sent to shareholders of record, which date is anticipated to be on or about July 13, 2021.

WE ARE NOT ASKING YOU FOR A PROXY, AND WE ARE REQUESTING YOU NOT TO SEND US A PROXY.

CORPORATE ACTIONS

Item 1. Election of Directors. On Board Approval Date, the Board nominated the five directors profiled below to stand for election to the Board until their successors are elected and assume office in fiscal year 2022. On Approval Date, the Company received sufficient written consents to elect the six nominees. The Majority Shareholders cast the following consents for election of directors:

Name of Director Nominee	Votes FOR	Votes AGAINST	Votes ABSTAIN	Percentage of Issued and Outstanding Shares as of Record Date cast FOR election
Kenneth Tan	20,533,845	0	0	56.80%
Johan Pehrson	20,533,845	0	0	56.80%
Lum Kan Fai (aka Vincent Lum)	20,533,845	0	0	56.80%
Calinda Lee	20,533,845	0	0	56.80%
Bella Tsang	20,533,845	0	0	56.80%
Edmund Yeung	20,533,845	0	0	56.80%

The profiles of the directors nominated by the Company's Board of Directors and elected by Majority Shareholder Written Consent are below.

Profiles of Directors and Management of Company

The following sets forth the name and position of each of our executive officers, directors and significant employees and their ages and titles as of the date of this Information Statement.

Name	Age	Position with the Company	Director Since
Kenneth Tan	56	Chief Executive Officer, President and Director	8/26/2013
Bella Tsang	56	Secretary, Treasurer, Principal financial officer and Director	8/26/2013
Johan Pehrson	63	Director	7/7/2014
Edmund Yeung	51	Director	6/25/2015
Calinda Lee	53	Director	2/21/2020
Lum Kan Fai (aka Vincent Lum)	58	Director	5/18/2021
Channing Au	42	Chief Financial Officer and Treasurer	Not applicable

Profiles of management, including directors, is:

Kenneth Tan. Prior to his appointment as Chief Executive Officer and President of VEII, Mr. Tan was the President, Sales for Value Exchange International Limited (“VEI”), a related company of VEI CHN, and was responsible to sales for the Asia Pacific region. Before taking up the appointment in VEI, Mr. Tan was the Vice President, Sales of PCCW Solutions since 2003. He has more than 25 years of experience in the IT industries and had held key sales management positions in IBM, Oracle and EDS. He holds a Bachelor of Science degree in Electrical and Electronics Engineering from the University of Hong Kong.

Johan Pehrson. Johan Pehrson has 25 years as a specialist in creating growth in SME companies. He is founder of a management consultant firm that have created and used a very successful model for this purpose. The model has been in practice for more that 20 years and has an impressive number of success stories. Today he is chairman of the board for four company groups which he also is part owner in. On July 7, 2014, Mr. Pehrson was appointed as a member of the Board.

Edmund Yeung. For the past ten years, Mr. Yeung has been a Managing Director for Whole Glory Investments Ltd., a property investment company. Previously, he also served as the executive director of Combined Chemicals Co., an adhesive product manufacturer, for 15 years. On June 25, 2015, Mr. Yeung was appointed as a member of the VEII Board of Directors.

Calinda Lee joined the Company in 2018 as Group Chief Executive Officer of Company’s operating subsidiaries. She is now in charge of the overall operations and financial management of the Group. Prior to the joining the Company, she worked in a manufacturing company for over 6 years in the position of chief operating officer. Before that, she worked for TAP Investments Group Limited companies (“TAP Group”) for over 15 years before they were acquired by the Company. She held various management positions in TAP Group and possesses over 20 years of experience in the IT industry with in-depth knowledge in Frontend and Backend Retail Solution. Before joining the Company and the TAP Group, she started her career in International/Local certified public accounting firms in the aspect of Auditing, Company Secretarial and Taxation Consultancy. She holds an MBA in Finance and she is an associate member of CPA Australia, a professional association

Lum Kan Fai (aka Vincent Lum). Mr. Lum has served as a member of the Board since May 18, 2021. Mr. Lum served as Chief Technology Officer (“CTO”) of GigWorld, Inc., a public company seeking to provide IT to “gig” economy, (“GIG”) from June of 2015 until June of 2017. In June of 2017, GIG appointed Mr. Lum Kan Fai as its Chief Executive Officer (“CEO”) and President, and Mr. Lum resigned as CTO. In December of 2017, Mr. Lum Kan Fai resigned as CEO and President of GIG and was appointed as Vice Chairman of GIG’s Board of Directors. Mr. Lum currently is the President of Digital Group of Document Security Systems, Inc. (“DSS”), a New York Stock Exchange listed company and the President of DSS Asia, a subsidiary of DSS. Mr. Lum is responsible for profit and loss, long term development of DSS’ digital product division and the Asia Pacific operations of DSS. Mr. Lum was the founder, and since 2009 has served as Chief Executive Officer, of FUNboxx Ltd. Prior to that, Mr. Lum held senior management positions with Vitop Holding, a Hong Kong Exchange listed company, York International (Now Johnson Controls), Apple, Inc. and Datacraft Asia. Mr. Lum graduated from the University of Essex (UK) in 1985, with a first class honor degree in Computer and Communication Engineering.

Mr. Lum is deemed a non-executive director as he was appointed as a nominee of a Company shareholder, GigWorld, Inc., a Delaware corporation. Mr. Lum’s appointment as a director was required under the previously disclosed Securities Purchase Agreement, dated April 5, 2021 and signed by all parties as of April 8, 2021, by the Company and GigWorld, Inc., a Delaware corporation and a reporting company under the Exchange Act. The Agreement was disclosed in a Current Report on Form 8-K filed by the Company with the Commission on April 19, 2021 and is attached thereto as Exhibit 10.1.

Bella Tsang. Prior to her appointment as Secretary and Director of VEII, Ms. Tsang had been working as Marketing Manager of VEI HKG since 2003 and was responsible for marketing of its solutions to various retailers in the Greater China and the Asia Pacific markets. Ms. Tsang holds a Diploma of Marketing from the Institute of Marketing. She was responsible for organizing training to all level of professional staff in Ernst & Whinney (now Ernst & Young, an international accountancy, auditing and consulting firm) in 1987.

Profile of Senior Officer/Non-Director: Channing AU. Channing Au joined Value Exchange Int’l (China) Limited, a subsidiary of the Company, as the Chief Financial Officer in August 2015. On November 5, 2015, Mr. Au was appointed as Chief Financial Officer and Treasurer of VEII. Prior to joining the Company, Mr. Au served as an Audit Manager at Crowe Horwath (HK) CPA Limited since 2010. Prior to that, he worked for CPA firms including KPMG Hong Kong and BDO Limited. Mr. Au has over 10 years extensive experience in provision of audit and consultancy services with clientele varies from unlisted entrepreneurs to companies listed in the United States and Hong Kong. Mr. Au is a member of CPA Australia, and obtained his Master’s Degree in Finance and Bachelor’s Degree in Accountancy from the Hong Kong Polytechnic University.

Qualifications, Attributes, Skills and Experience Represented on the Board. The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the board as a whole, in light of our current needs and business priorities. The Board believes that each director is a recognized person of high integrity with a proven record of success in his or her field. Each director demonstrates innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to the business and operations of the Company. The Board has assessed the intangible qualities including the director's ability to ask difficult questions and, simultaneously, to work collegially. The Board also considers diversity of age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Set forth below is a tabular disclosure summarizing some of the specific qualifications, attributes, skills and experiences of our directors.

Name of Director	Title	Qualifications
Johan Pehrson	Director

He is an experienced businessman operating in Sweden and brings a diversity in business perspective to board deliberations. He has 25 years as a specialist in creating growth in small and medium sized companies. He is founder of a management consultant firm that have created and used a very successful model for this purpose. The model has been in practice for more that 20 years and has an impressive number of success stories. Today he is chairman of the board for four company groups in which he also is part owner.

Kenneth Tan	Director, Chief Executive Officer and President

He has more than 25 years of experience in the IT industries and had held key sales management positions in IBM, Oracle and EDS. He holds a Bachelor of Science degree in Electrical and Electronics Engineering from the University of Hong Kong.

Calinda Lee	Director

She possesses over 20 years of experience in the IT industry with in-depth knowledge in Frontend and Backend Retail Solution. Before joining the Company and the TAP Group, she started her career in International/Local certified public accounting firms in the aspect of Auditing, Company Secretarial and Taxation Consultancy. She holds an MBA in Finance and she is an associate member of CPA Australia, a professional association.

Bella Tsang	Director

She has Diploma of Marketing from the Institute of Marketing. She was responsible for organizing training to all level of professional staff in Ernst & Whinney (now Ernst & Young, an international accountancy, auditing and consulting firm) in 1987 and, as such, as extensive experience in personnel matters.

Edmund Yeung	Director	He brings extensive business experience, outside of IT business and Company, to board deliberations and brings perspective of an independent businessman to board deliberations.
Lum Kan Fai	Director, Non-Executive Director

Mr. Lum has extensive experience in management of U.S. public companies as well as foreign companies. His experience in managing technology companies and handling corporate governance issues for technology companies in the United States and Asia provides valuable skills, experience and knowledge to the Company, which operates in regions in which Mr. Lum has served as an member of management of technology companies. Mr. also a degree in a technology field. Mr. Lum also brings the perspective of an experienced businessman involved with established companies as well as earlier stage companies.

Significant Employees. Mr. Tan and Mr. Au as senior officers are deemed key personnel. Benny Lee, a director of a subsidiary of Company, has extensive experience in the IT Business and is important to Company’s strategic knowledge base and planning as well as the Board’s understanding of the IT industry in China and Hong Kong and business development in those markets.

Audit Committee and Other Board Committees. The Board had no nominating or compensation committee in fiscal year 2020. The Company relies on the Board of Directors to perform the functions typically performed by a compensation and nominating committee. The Audit Committee member is Johan Pehrson. Company is seeking an independent, qualified director to serve on the Audit Committee, but has not appointed a suitable, willing candidate as of the date of the filing of this Information Statement.

Audit Committee Duties. The Audit Committee duties are: (1) determine the independent registered public accounting firm to be employed by the Company; (2) discuss the scope of the independent registered public accounting firm’s audit of the Company and any reports or recommendations from that firm; (3) review the Company’s financial statements and the independent registered public accounting firm’s reports and recommendations; (4) reviews conflict of interest issues concerning the Company and its management; (5) makes recommendations to the Company’s Board about audit, accounting, internal control and related matters; and (6) conducts investigations or reviews of adequacy of Company internal control systems and any audit issues.

Compensation and Nominating Duties. The Company’s Board of Directors handles the duties of a compensation and nominating committee. Those duties include: (1) analysis of personnel needs of the Company and its subsidiaries; (2) develops recommendations about compensation, cash and non-cash, for members of Company management; (3) review of job performance of members of Company management; (4) review and vote on employment agreements for senior officers of the Company; and (4) tasks related to the foregoing duties. The Company intends to add an additional independent director and, if an additional director is added, then the Company intends to create a compensation and nomination committee of the Board. As a smaller reporting company, the Company cannot give any assurances of appointment of an independent director who is qualified to serve on a compensation and nomination committee.

Family Relationships. There are no family relationships between any of our directors and our executive officers.

Corporate Governance

Climate Change/Environmental, Social and Governance (“ESG”) Risk Assessment. The Company will embark upon an ESG assessment to in third fiscal quarter of 2021 in order to determine the key areas of ESG focus for the Company. The materiality assessment will include obtaining feedback from investors, suppliers, customers and employees to determine the most relevant ESG areas of focus for the Company. The Company will establish an internal ESG steering committee consisting of key members of management, who will meet, at least, on a semi-annual basis, to concentrate on the key areas of ESG focus, which are likely to include the following in fiscal years 2020 and 2022: (1) cyber security and privacy data and (2) implementation of best practices to ensure that suitable ESG risks are identified and addressed by the Company.

Risk Oversight. The Board oversees risk management processes directly and through the Audit Committee. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its Audit Committee is to oversee the risk management activities of management. The Audit Committee reports to the full Board, including reports with respect to the Audit Committee’s risk oversight activities. The Board does not believe that its role in the oversight of Company risks affects or requires changes in the Board’s leadership structure.

Item 2. Ratification of Zhen Hui Certified Public Accountants. Zhen Hui Certified Public Accountants are public auditors of the Company for fiscal year 2021 and for fiscal year end 2020 audit. Seven shareholders signed written consents unanimously ratifying the appointment of Zhen Hui Certified Public Accountants as public auditors of the Company for fiscal year ended 2021, which written consents represented 56.80% of shares eligible to vote.

Written Consent Vote	Votes FOR	Votes AGAINST	Votes ABSTAIN
Totals:	20,533,845	0	0

Services and Fees of Independent Public Accounting Firms. The following is a summary of the fees billed to the Company for professional services rendered by public auditors for the fiscal years ended December 31, 2020 and 2019. Zhen Hui Certified Public Accountants was engaged in 2020 as public auditors.

	Year Ended December 31,
	2020	2019
Audit Fees	$46,000	$46,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
TOTAL	$46,000	$46,000

Notes:

(1)"Audit Fees" consisted of fees billed for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our Form 10-K and 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)"Audit-Related Fees" consisted of fees billed for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of our financial statements and are not reported above.

(3 "Tax Fees" consisted of any fees billed for professional services rendered by the principal accountant for tax returns preparation.

(4)"All Other Fees" consisted of fees billed for products and services provided by the principal accountant, other than the services reported above under other captions.

Pre-Approval Policies and Procedures. Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by the Board to assure that such services do not impair the auditors' independence from us. In accordance with its policies and procedures, the Board approved the audit performed by Zhen Hui Certified Public Accountants for our financial statements as of and for the year ended December 31, 2020.

Item 3. Non-Binding Advisory Vote on Compensation of Named Executives. Written consents cast for a resolution approving the compensation of ‘Named Executives’ of Company, being the Chief Executive Officer and Chief Financial Officer, in a non-binding advisory vote are listed below. Seven shareholders signed written consents unanimously approving the compensation of Named Executives, which written consents represented 56.80% of shares eligible to vote.

Written Consent Vote	Votes FOR	Votes AGAINST	Votes ABSTAIN
Totals:	20,533,845	0	0

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or “Dodd-Frank Act,” gives Shareholders the right to approve, on a non-binding, advisory basis, the compensation paid to our Named Executives (as disclosed in this Information Statement and in accordance with SEC rules). Our last advisory vote on executive compensation was held in late 2016. The next vote on frequency of vote on Say on Pay will be 2027.

The goal of our executive compensation program is to attract, motivate, retain and reward executives in a fiscally responsible manner. To achieve this objective, we design executive compensation programs that encourage our executives to strive for performance that is better than the industry average and achieve our corporate goals. We provide a mix of fixed and variable compensation that is intended to motivate our executives to execute on corporate objectives that build sustainable long-term value. We believe that our compensation program serves the interests of Shareholders. The Company has not adopted a current incentive compensation plan for management and employees.  In the past, the relatively low market price and lack of trading activity made incentive compensation a dubious form of incentive.  The adoption of incentive compensation will be reviewed from time to time by the Board based on then current circumstances and an incentive compensation plan may be adopted if then current circumstances make incentive compensation a viable incentive for management and employees. For more information about our compensation philosophy and practices, see the “Compensation of Management” sections below.

While the approval of the Shareholders is advisory and not binding on us, it will provide information to Board regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Board will be able to consider when determining executive compensation in the future.

Item 4. Frequency of Vote on Compensation of Named Executives. Written consents cast for approval of the frequency for conducting a Shareholder vote on the compensation of Named Executives in a non-binding advisory vote are listed below. Six shareholders signed written consents unanimously approving a three year frequency for the shareholder vote on the compensation of named executives, which written consents represented 54.26% of shares eligible to vote.

Shares voted FOR One Year	Shares voted FOR Two Years	Shares voted FOR Three Years
0	0	19,619,512

Compensation of Management

The following table sets forth the compensation paid to our executive officers during the twelve month periods ended, December 31, 2020, 2019 and 2018. No other executive officer received compensation greater than $100,000 during any fiscal year.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Tan (1)	2020	60,929	-0-	-0-	-0-	-0-	-0-	-0-	60,929
	2019	76,084	-0-	-0-	-0-	-0-	-0-	-0-	76,084
	2018	33,333	-0-	-0-	-0-	-0-	-0-	-0-	33,333
Bella Tsang (2)	2020	61,538	-0-	-0-	-0-	-0-	-0-	-0-	61,538
	2019	46,154	-0-	-0-	-0-	-0-	-0-	-0-	46,154
	2018	46,154	-0-	-0-	-0-	-0-	-0-	-0-	46,154
Channing Au (3)	2020	41,303	-0-	-0-	-0-	-0-	-0-	-0-	41,303
	2019	46,154	-0-	-0-	-0-	-0-	-0-	-0-	46,154
	2018	46,154	-0-	-0-	-0-	-0-	-0-	-0-	46,154

Footnotes:

(1)Mr. Kenneth Tan was appointed as Chief Executive Officer and a Director of the Company as of August 26, 2013.

(2)Ms. Bella Tsang was appointed as Secretary and Director of the Company as of August 26, 2013, and was appointed as Treasurer and principal financial officer of the Company as of June 25, 2015; and on October 29, 2015, she resigned as a Treasurer and principal financial officer of the Company.

(3)Mr. Channing Au was appointed as Chief Financial Officer and Treasurer of the Company as of November 5, 2015.

There are no other compensatory plans or arrangements in use except as disclosed, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End. No executive officer received any equity awards, or holds exercisable or non-exercisable options.

Long-Term Incentive Plans. There are no arrangements or plans currently used and in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee. We currently do not have a compensation committee of the Board. The Board as a whole determines executive compensation.

Director Compensation. Johan Pehrson receives a quarterly fee of $2,500.00. No other directors receive compensation for services as a director.

Pension Benefits. No Named Executive received or held pension benefits and the Company does not maintain a Company adopted pension benefit plan for Named Executives.

Nonqualified Deferred Compensation. No nonqualified deferred compensation was offered or issued to any named executive officer during the fiscal year ended December 31, 2020 or in 2021 to date.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of June 21, 2021 (i) by each of our directors; (ii) by each of our named executive officers; (iii) by all of our executive officers and directors as a group; and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of June 21, 2021, there were shares 36,156,130 of our common stock outstanding:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)
Lum Kan Fai (aka Vincent Lum) (3) c/o GigWorld, Inc. 4800 Montgomery Lane, Suite 210 Bethesda, Maryland 20814	Common	-	-
Kenneth Tan (4) Block A1 35h Fl The Beverly Hills 6 Broadwood Hong Kong	Common	3,063,725	8.5%
Bella Tsang (5) Unit 02-03, 6/F. Block B, Shatin Industrial Centre, 5-7 Yuen Shun Circuit, Shatin, N.T., Hong Kong	Common	6,905,461	19.1%
Johan Pehrson (6) 3 Westerbergs Gata Halmstad, Sweden 30226	Common	277,101	0.76%
Edmund Yeung (7) Flat C, 7/F Phase I Kingsford Ind. Bldg 26-32 Kwai Hei St Kwai Chun, N.T. Hong Kong	Common	2,024,400	5.6%
Calinda Lee (8) Unit 02-03, 6/F. Block B, Shatin Industrial Centre, 5-7 Yuen Shun Circuit, Shatin, N.T., Hong Kong	Common	-	-
Channing Au (9) Unit 02-03, 6/F. Block B, Shatin Industrial Centre, 5-7 Yuen Shun Circuit, Shatin, N.T., Hong Kong	Common	-	-
Total for All Officers and Directors as a Group	Common	12,270,687	34%

Other Shareholders: GigWorld, Inc. 4800 Montgomery Lane, Suite 210 Bethesda, Maryland 20814	Common	6,500,000	17.9%

Notes:

(1)The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)Based on 36,156,130 issued and outstanding shares of Company Common Stock as of June 21, 2021.

(3)Mr. Lum was appointed as a director on May 18, 2021.

(4)Kenneth Tan is the Company's Chief Executive Officer, President and a Director. His beneficial ownership includes 3,063,725 common shares as of June 21, 2021.

(5)Bella Tsang is the Company's Secretary, and a Director of the Company. Her beneficial ownership includes 6,905,461 common shares as of June 21, 2021.

(6)Johan Pehrson is a Director of the Company appointed on July 7, 2014. His beneficial ownership includes 277,101 common shares as of June 21, 2021.

(7)Edmund Yeung is a Director of the Company appointed on June 25, 2015. His beneficial ownership includes 2,024,400 common shares as of June 21, 2021.

(8)Calinda Lee is a Director of the Company and was appointed on February 21, 2020. Her beneficial ownership includes 0 common shares as of June 21, 2021

(9)Channing Au is the Company's Chief Financial Officer and Treasurer appointed on November 5, 2015. His beneficial ownership includes 0 common shares as of June 21, 2021.

Transactions with Related Persons

Our executive officers, directors and their affiliated entities will beneficially own or control approximately 33% of the outstanding shares of our Common Stock. Accordingly, these executive officers, directors and their affiliated entities, acting as a group, will have substantial influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, dissolution, or any other significant corporate transaction.

GigWorld, Inc. Purchase of Common Stock. On April 8, 2021, Company and GigWorld, Inc., a Delaware corporation, (“GIG”) entered into a Securities Purchase Agreement (“SPA”) whereby GIG purchased 6.5 million “restricted” shares (“Shares”) of Common Stock from the Company for an aggregate purchase price of $650,000 (“Purchase Price”) in a private sale, which shares are approximately 17.9% of the issued shares of Common Stock. The closing of the transaction occurred on April 12, 2021. The Shares were purchased for investment purposes for GIG’s own account. The SPA is attached to the Current Report on Form 8-K as Exhibit 10.1, which Current Report on Form 8-K was filed by the Company with the SEC on April 13, 2021.

Controlling Shareholder of GIG. The controlling shareholder of GIG is Alset International Limited, a diversified holding company listed on the Catalist of the Singapore Exchange Securities Trading Limited. Alset International Limited owns 99.742% of GIG’s issued and outstanding shares of common stock and its majority stockholder is a wholly-owned subsidiary of Alset EHome International Inc., a NASDAQ quoted company. Mr. Chan Heng Fai, a Singapore entrepreneur focused on financial restructuring and corporate transformations and the Executive Chairman of GIG, owns a majority of the issued and outstanding shares of Alset EHome International Inc. through HFE Holdings Limited, a holding company owned by Mr. Chan. Mr. Chan serves or has served as a director and senior executive officer for several companies, including current service as Chairman of the Board of Directors of Document Security Systems, Inc., an New York Stock Exchange listed company, a non-executive director of Holista CollTech Ltd., an Australian Securities Exchange listed company, and Chairman of the Board and Chief Executive Officer of Alset EHome International Inc.

GigWorld, Inc. and Mr. Chan filed a Schedule 13D on April 22, 2021, concerning the ownership of the 650,000 shares of Common Stock.

A director of the Company, Lum Kan Fai (aka Vincent Lum), was the nominee of GIG for appointment to the Board. He is also a member of management of GIG.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons. The Company has a code of ethics (“policy”). For purposes of our policy only, a “related-person transaction” will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy. A related person will be any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons. We anticipate that, where a transaction has been identified as a related-person transaction, the policy will require management to present information regarding the proposed related-person transaction to our audit committee (or, where approval by our audit committee would be inappropriate, to another independent body of our board of directors) for consideration and approval or ratification. Management’s presentation will be expected to include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

To identify related-person transactions in advance, we are expected to rely on information supplied by our executive officers, directors and certain significant Shareholders. In considering related-person transactions, our Board will take into account the relevant available facts and circumstances including, but not limited to:

•the risks, costs and benefits to us;

•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•the terms of the transaction;

•the availability of other sources for comparable services or products; and

•the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

We also expect that the policy will require any interested director to excuse himself from deliberations and approval of the transaction in which the interested director is involved.

Code of Ethics. We have adopted a written code of ethics that applies to all of our officers, directors and employees, including our principal executive officer and principal financial officer, or persons performing similar functions, a copy of which is attached as Exhibit 14 to the Quarterly Report on Form 10-Q as filed with the SEC on July 20, 2009 as well as available by request to Company at no charge – See Additional Information below.

ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

•Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended by the First Amendment to Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

•Quarterly Report on Form 10-Q for the three months ended March 31, 2021; and

•Current Reports on Form 8-K filed with the SEC on June 18, 2021; June 16, 2021, May 21, 2021; April 22, 2021; April 19, 2021; and April 13, 2021.

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. The SEC maintains a web site on the Internet (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”). The Company will make available a copy of the documents we file with the SEC on the “Investors” section of our website at www.vei-i.com soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge on our website at www.vei-i.com or by request to the Company at: Value Exchange International, Inc., ATTN: Shareholder Inquiries, Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit, Shatin, N.T., Hong Kong SAR, Telephone: (852) 2950 4288, email: 65.veii.cg@value-exch.com.